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                                                                  Exhibit 99

[ZOLTEK logo]

FOR IMMEDIATE RELEASE                              NASDAQ NMS SYMBOL: "ZOLT"
---------------------                              -------------------------

       ZOLTEK UPDATES SECOND QUARTER RESULTS AND PREVIOUSLY REPORTED
       -------------------------------------------------------------
                             ACCOUNTING MATTERS
                             ------------------

         ST. LOUIS, MISSOURI -- MAY 20, 2005 -- Zoltek Companies, Inc. today announced its complete operating results for second quarter of its 2005 fiscal year. This report had been delayed because Zoltek needed additional time to address unexpected financial accounting and reporting issues related to the issuance of convertible debt in January, March and October of 2004 and February 2005. After carefully reviewing the matter, Zoltek's management determined that the conversion feature and warrants to purchase common stock associated with these instruments should be classified as derivative liabilities, resulting in possible non-cash expense or income arising from fluctuations in the market value of the Company's shares and corresponding changes in the fair value of associated convertible debentures and warrants and amortization expense associated with debt discount.

         "Zoltek management had concluded that the Company was obliged to comply with the derivative accounting regulations, even though this may make it more difficult for shareholders and others to evaluate the Company's financial results," Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer said. He added that shareholders should be prepared for the fact that the accounting treatment could cause wide swings in reported results that have no bearing on cash flows or underlying business fundamentals. Moreover, shareholders should keep in mind that the accounting treatment will result in "inverse fluctuation" between the performance of the Company's stock price and reported results of operations. In future periods, further appreciation in share prices - while clearly desirable from a shareholder perspective - would result in substantial charges in the Company's income statements.

         For this reason, Rumy said that he would concentrate his remarks on the Company's operating results rather than its net results for the just completed quarter and next several quarters.

         For the quarter ended March 31, 2005, Zoltek reported that net sales increased 37% to $15.8 million, from net sales of $11.5 million in the second quarter of fiscal 2004. For the first six months of fiscal 2005, Zoltek's net sales increased 48% to $29.3 million compared to $19.7 million of sales in the corresponding period of the prior fiscal year. Carbon fiber sales accounted for most of the increased sales for the quarter and six months.

         For the three months ended March 31, 2005, Zoltek reported an operating loss from continuing operations of $2.0 million, compared to an operating loss from continuing operations of $1.3 million in the second quarter of fiscal 2004. For the six months ended March 31, 2005, Zoltek's operating loss



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from continuing operations was $3.6 million, compared to an operating loss from continuing operations of $4.0 million in the first six months of fiscal 2004. Zoltek's operating losses from continuing operations during the first six months of fiscal 2005 resulted in large measure from its capacity growth initiatives. The Company incurred start-up costs and production inefficiencies associated with the restart of its Abilene, Texas carbon fibers manufacturing facility, which had been idled for four years, and the expansion of its acrylic precursor production capacity at its plant in Hungary. For example, management estimates that approximately $1.3 million and $3.2 million of the operating losses reported from continuing operations for the three and six months ended March 31, 2005, respectively, were attributable to the start-up and post start-up operating inefficiency of the installed carbon fiber lines in its Abilene facility.

         "We are working our way through some start-up problems. We remain confident that we can meet the rising demand for our carbon fibers and reach break-even and, ultimately, begin to make a profit with our existing production facilities when we are fully operational," Rumy said. "The demand for our fibers continues to be strong and, for the foreseeable future, the only practical limitation on our sales is our ability to produce. Along with the restart of the Abilene facility, we continue to implement our program to increase carbon fibers capacity in Hungary by 1,000 tons per year. "

         He added: "In order for Zoltek to refinance its debt and raise sufficient funds to restart the Abilene facility, add new precursor capacity and to increase the carbon fiber capacity, it was necessary for Zoltek to complete a series of convertible debt financing transactions. We were fortunate to have accessed the needed capital. However, the derivative accounting for these transactions is complex and has the potential to cause very significant fluctuations in Zoltek's financial performance until all the debentures are converted and the warrants are exercised. In the end, however, upon settlement of the derivative liabilities through conversion or exercise, such liabilities will be reclassified to equity. There will be no impact on our cash flows."

         In view of the accounting treatment mentioned above, the Company announced that its financial results for the fiscal year ended September 30, 2004 and interim periods ended June 30, September 30 and December 31, 2004 would be restated to reflect additional non-operating gains and losses related to the classification and accounting for the conversion feature and the related warrants to purchase the Company's common stock associated with convertible debt issued by the Company in



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January, March and October 2004. As a result of the restatement, the Company intends to file an amended Form 10-K and amended Form 10-Q reports for the periods affected by the restatement.

         As a result of the delay in filing Zoltek's Form 10-Q for the fiscal quarter ended March 31, 2005, on May 18, 2005 Zoltek received a notification from Nasdaq that it is not in compliance with the filing requirements for continued listing on Nasdaq, and that its common stock is therefore subject to delisting from the Nasdaq National Market. In addition, as of today Nasdaq added a fifth character, "E," to the Company's trading symbol "ZOLT" to denote the filing delinquency. Zoltek expects to file the Form 10-Q shortly and believes that, upon that filing it will be in compliance with all applicable continued listing requirements. The Company will seek to resolve the Nasdaq action informally with its staff. If that is unsuccessful, it intends to submit a timely request for a hearing before a Nasdaq Listing Qualifications Panel, which request will stay delisting action pending the hearing and a determination by the Nasdaq Listing Qualifications Panel. However, there can be no assurance that the Panel will grant Zoltek 's request for continued listing.

         Zoltek Companies, Inc. will host a conference call to review second quarter 2005 results and answer questions on Monday, May 23, 2005, at 10:00 am CT. The conference dial-in number is (719) 457-2661. The confirmation code is 2349135. Individuals who wish to participate should dial in five minutes prior to the scheduled start time.

                      FOR FURTHER INFORMATION CONTACT:

                    ZSOLT RUMY, CEO OR KEVIN SCHOTT, CFO
                             3101 MCKELVEY ROAD
                             ST. LOUIS, MO 63044
                               (314) 291-5110

This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: re-activate its formerly idle manufacturing facilities on a timely and cost-effective basis, to meet current order levels for carbon fibers; successfully add new capacity for the production of carbon fiber and precursor raw material; execute plans to exit its specialty products business and reduce costs; achieve profitable operations; maintain its Nasdaq National Market listing and raise new capital and increase its borrowing at acceptable costs; manage changes in customers' forecasted requirements for the Company's products; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them; and penetrate existing, identified and emerging markets. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.



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Zoltek is an applied technology and materials company. Zoltek's Carbon Fiber and Technical Fiber Business Units are primarily focused on the manufacturing and application of carbon fibers used as reinforcement material in composites, oxidized acrylic fibers for heat/fire barrier applications and aircraft brakes, and composite design and engineering to support the Company's materials business. Zoltek's Hungarian-based Specialty Products Business Unit, which the Company is pursuing plans to exit, manufactures and markets industrial materials.



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
                                                ZOLTEK COMPANIES, INC.
                                               SUMMARY FINANCIAL RESULTS
                                     (Amounts In Thousands Except Per Share Data)

                                                                                               (Unaudited)
                                                                                           Three Months Ended
                                                                                                March 31
                                                                                        2005                 2004
                                                                                    ---------------------------------
                                                                                                           (Restated)
Net sales...........................................................................$     15,772          $    11,537
Cost of sales, excluding available unused capacity costs............................      14,860                9,523
Available unused capacity costs.....................................................         524                1,259
Application and development costs...................................................         824                  758
Operating loss from continuing operations...........................................      (2,048)              (1,345)
Interest expense and amortization of financing fees.................................      (3,762)              (1,203)
Gain (loss) on value of warrants and conversion feature.............................       9,128               (5,574)
Income tax expense..................................................................         104                  111
Net income (loss) from continuing operations........................................       2,240               (8,505)
Net loss from discontinued operations, net of taxes.................................         (94)              (1,192)
Net income (loss)...................................................................       2,146               (9,697)

Net income (loss) per share:
      Basic income (loss) per share:
          Continuing operations.....................................................$       0.13          $     (0.52)
          Discontinued operations...................................................       (0.01)               (0.07)
                                                                                    ------------          -----------
                Total...............................................................$       0.12          $     (0.59)
                                                                                    ============          ===========
      Diluted income (loss) per share:
          Continuing operations.....................................................$       0.12          $     (0.52)
          Discontinued operations...................................................       (0.01)               (0.07)
                                                                                    ------------          -----------
                Total...............................................................$       0.11          $     (0.59)
                                                                                    ============          ===========

Weighted average common shares outstanding - basic..................................      17,783               16,341
Weighted average common shares outstanding - diluted................................      23,425               16,341



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
                                                ZOLTEK COMPANIES, INC.
                                         SUMMARY FINANCIAL RESULTS (CONTINUED)
                                     (Amounts In Thousands Except Per Share Data)

                                                                                            Six Months Ended
                                                                                                March 31
                                                                                        2005                 2004
                                                                                    ---------------------------------
                                                                                                           (Restated)
Net sales  .........................................................................$     29,290          $    19,688
Cost of sales, excluding available unused capacity costs............................      27,256               16,526
Available unused capacity costs.....................................................       1,049                2,686
Application and development costs...................................................       1,652                1,504
Operating loss from continuing operations...........................................      (3,690)              (3,968)
Interest expense and amortization of financing fees.................................      (6,617)              (1,859)
Loss on value of warrants and conversion feature....................................     (16,426)              (5,574)
Income tax expense..................................................................         219                  189
Net loss from continuing operations.................................................     (27,350)             (11,750)
Net loss from discontinued operations, net of taxes.................................        (467)              (1,638)
Net loss ...........................................................................     (27,817)             (13,388)

Net loss per share:
      Basic and diluted loss per share:
           Continuing operations....................................................$     (1.60)          $     (0.72)
           Discontinued operations..................................................      (0.03)                (0.10)
                                                                                    -----------           -----------
                 Total net loss.....................................................$     (1.63)          $     (0.82)
                                                                                    ===========           ===========

Weighted average common shares outstanding..........................................     17,107                16,326